UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2010, the Human Resources Committee (the “HR Committee”) of the Board of Directors (the “Board”) of Harley-Davidson, Inc. (the “Company”), as administrator of the Company’s 2009 Incentive Stock Plan (the “Plan”), approved a general form of option award agreement, a general form of restricted stock award agreement and additional related forms of award agreements for particular uses under the Plan. Each of the forms contemplates vesting of the related award on a pro rata basis on each of the first three anniversaries of the date of grant. In addition, if a participant ceases to be employed by the Company and its affiliates on or after age 55 and after the first anniversary of the date of grant, then the award generally vests in full. Also on February 10, 2010, the Committee (and, in the case of the Company’s Chief Executive Officer, the Nominating and Corporate Governance Committee of the Board) approved equity awards to approximately 615 employees of the Company and its subsidiaries, including executive officers and management, of (i) options to purchase shares of common stock of the Company under the Plan for which the general form of option agreement or a substantially similar form of option agreement serves as the award agreement and (ii) restricted shares of common stock of the Company under the Plan for which the general form of restricted stock award agreement or a substantially similar form of restricted stock award agreement serves as the award agreement.

Item 5.03.	Amendments to Articles of incorporation or Bylaws; Change in Fiscal Year.

Effective February 11, 2010, the Board approved amendments to the By-Laws of the Company, as amended (the “By-Laws”), to enhance financial ownership disclosure by requiring more detailed disclosure about the beneficial share ownership and true financial interests of any shareholder that desires to propose a business matter or director nominee to be considered at a meeting of shareholders. The material amendments to the By-Laws are described below.

Article VI, Section (b) of the Company’s Restated Articles of Incorporation (the “Articles”) contains a process by which a shareholder of the Company may propose nominees for election to the Board, and Article IX of the Articles contains a process by which a shareholder of the Company may submit other business before an annual or special meeting of shareholders, other than a matter properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended. The amendments to Section 1.01 of the By-Laws and related changes in Section 1.02 of the By-Laws expand the scope of financial ownership information that a shareholder must provide when nominating a person for election as a director or bringing other business before a meeting of shareholders pursuant to the advance notice provisions of the Articles. A shareholder must disclose, among other things, all direct or indirect ownership interests, including dividend and voting rights, in any class or series of equity securities of the Company and any proxy, agreement, arrangement or relationship pursuant to which a shareholder has the right to vote any shares of any equity security of the Company.

The foregoing description of the material amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(3.1)	Harley-Davidson, Inc. By-Laws, as amended through February 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: February 17, 2010	By:	/S/ TONIT M. CALAWAY
Tonit M. Calaway
Assistant Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K

Dated February 10, 2010

Exhibit Number
(3.1)	Harley-Davidson, Inc. By-Laws, as amended through February 11, 2010.

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